                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

            This Agreement is made and entered into as of September 17, 1998, between ANADIGICS, INC., a Delaware corporation (the "Company"), and BAMDAD
(BAMI) BASTANI (the "Executive").

            WHEREAS, the Company desires to employ the Executive on the terms and subject to the conditions set forth herein.

            WHEREAS, the Executive is willing to accept employment on such terms and conditions.

            NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                       I.

                                   EMPLOYMENT

            A. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the term of employment as provided in
Article II below and upon the terms and conditions provided in this Agreement.

            B. The Executive represents and warrants to the Company that by entering into and performing the Executive's obligations under this Agreement, the Executive has not breached and will not breach duties or obligations (whether fiduciary, contractual or arising by operation of law or otherwise) owed to any third party in connection with any prior employment or position.

                                       II.

                                      TERM

            The Executive's term of employment under this Agreement shall commence on October 2, 1998 (the "Closing Date") and shall terminate as provided in Article VI hereof (the "Stated Term of Employment").
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                                       -2-


                                      III.

                          POSITION AND RESPONSIBILITIES

            A. During the Stated Term of Employment, the Executive agrees to serve as President and Chief Executive Officer of the Company and each subsidiary of the Company and to serve as a member of the Company's Board of Directors (the "Board") and to be responsible for the general management of the operations of the Company and its subsidiaries, subject to the direction of the Board. The Executive shall report directly to the Board.

            B. During the Stated Term of Employment, the Executive shall devote all of his business time, attention and skill exclusively to the business and affairs of the Company and its subsidiaries and as otherwise approved by the Board. Subject to the Board's consent, which shall not be unreasonably withheld, the Executive may engage in civic or charitable activities and serve on the boards of directors of other corporations. The Executive shall perform faithfully the duties which may be assigned to him from time to time by the Board and shall use his best efforts and skills to promote the Company's and its subsidiaries' business and shall follow, at all times during the course of his employment hereunder, prudent and ethical business practices. During the continuance of the Executive's employment hereunder the Executive shall comply with all reasonable requests and directions from time to time given to the Executive (consistent with his position as the President and Chief Executive Officer) by the Board and with all rules and regulations from time to time promulgated by the Company and its subsidiaries concerning its employees.

                                       IV.

                                  COMPENSATION

            For services rendered by the Executive hereunder, the Executive shall be compensated as follows:

            A. Base Salary

            The Company shall pay the Executive a fixed base salary of $420,000 per calendar year (or prorated portion thereof), subject to increase in the sole discretion of the
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                                       -3-


Board (the "Base Salary"), payable in installments on the Company's regular payroll dates commencing on the Closing Date. If, in the sole discretion of the Board, the Executive's Base Salary is increased, such increased Base Salary shall then constitute the "Base Salary" for purposes of this Agreement.

            B. Sign-on Bonus

            The Company shall pay the Executive a sign-on bonus of $100,000 on the Closing Date.

            C. Performance Bonus

            In addition to the Base Salary, the Executive shall be eligible for bonuses as well as other incentive compensation as may be authorized from time to time by the compensation committee of the Board (the "Compensation Committee"). The bonuses shall be based upon satisfactory achievement of the Company's operational and strategic business plan and financial projections ("Plan"), proposed by the Executive to the Board and agreed to by the Board, with the targeted annual bonus being 100% of the Executive's then annual Base Salary for achieving Plan and 120% of Base Salary for exceeding Plan, subject to determinations of the Compensation Committee. The bonus shall be earned and paid out quarterly with respect to achieving or exceeding Plan for such quarter.

            D. Business Related Expenses

            The Company shall reimburse the Executive, in accordance with Company policy, for all actual documented out-of-pocket travel, entertainment, business and other expenses reasonably and properly incurred by the Executive in performing his duties and obligations under this Agreement.

            E. Stock Options

            The Company shall, in connection with the Executive's employment under this Agreement, grant to the Executive options to purchase that number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as set forth on Annex A attached hereto. The options are subject to the terms and conditions of the Stock Option Agreement attached hereto as Exhibit A. The Board intends to review Executive's performance under this Agreement with a view to the possible grant of additional stock options to Executive on an annual basis to reward Executive for performance hereunder.
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                                      -4-


            F. Relocation Expenses

            As consideration for Executive's relocating his residence to the East Coast from California, the Company agrees to reimburse Execute for:

            1.    reasonable storage costs up to six months for household items;

            2. reasonable moving expenses from California, including three cars, and transportation of one or two horses;

            3. mortgage costs on Executive's California residence up to six months from the Closing Date (not to exceed $6,000 per month) until the residence is sold;

            4. realtor fees and closing costs (including up to three points) associated with the sale of the California residence and purchase of a new residence on the East Coast;

            5. costs of a temporary residence and car rental on the East Coast for 60 days (not to exceed $200 per day); and

            6. 12 round trip first class airplane tickets between California and the East Coast.

To the extent that the Company's payments under this Section IV.F are includible in the Executive's taxable income, the Company shall increase such payments by an additional amount calculated to ensure that the Executive's net proceeds, after paying federal, state and local income taxes on such payments and such additional amount, are equal to the Executive's expenses described in this
Section IV.F.

            G. General Benefits

            During the term of this Agreement, the Executive will be eligible to receive such benefits as are generally provided to executive officers of the Company as determined from time to time by the Board.

            The Executive will be entitled to normal sick leave during the term of this Agreement, when the Executive is not Disabled, as that term is defined in Section VI.A.
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                                       -5-


                                       V.

                                  RESTRICTIONS

            A. Non-Interference and Non-Solicitation

            1. During the Stated Term of Employment and for a period of two years thereafter with respect to clause (i) below and for a period of one year thereafter with respect to clauses (ii) and (iii) below, the Executive shall not directly or indirectly:

            (i) encourage or solicit any officer or employee of the Company or any of its subsidiaries to leave the employ of any such entity;

            (ii) interfere with or otherwise disrupt in any material respect (A) the relationships between the Company and its subsidiaries, on the one hand, and any customer of the Company and its subsidiaries, on the other hand, or (B) the supply to the Company and its subsidiaries of any services by any supplier or agent who during the period of twenty-four
      (24) months immediately preceding the Executive's termination shall have supplied product or services to the Company or any of its subsidiaries, nor will the Executive interfere with the terms on which such supply or agency services during such period as aforesaid have been made or provided or cause any such supplier, agent or broker to discontinue its relationship with the Company and its subsidiaries; or

            (iii) solicit away from the Company or any of its subsidiaries the business of any person, firm or company who during the period of twenty-four (24) months preceding the date of the Executive's termination was a customer of the Company.

            2. As used in this Article V, "customer" shall include any third party with whom the Company or any of its subsidiaries was during the said period in substantive negotiation in respect of the sale of products by the Company or any of its subsidiaries or to whom the Company or any of its subsidiaries had (during the said period) made or been requested to make an offer to sell products or provide services.

            3. While the restrictions set forth in this Article V are considered by both parties to be reasonable in all the
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                                       -6-


circumstances it is recognized that restrictions of the nature in question may fail for reasons unforeseen and accordingly it is hereby declared and agreed that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its subsidiaries but would be valid if part of the wording thereof were deleted and/or the periods (if any) thereof reduced and/or the area dealt with thereby reduced in scope then said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

            4. The limitations on the Executive set forth in this Article V shall also apply to any agent or other representative acting in his or her capacity as an agent or representative of the Executive.

            5. Nothing contained in this Article V shall limit in any manner any additional obligations to which the Executive may be bound pursuant to any other agreement or any applicable law, rule or regulation.

            B. Proprietary Rights; Confidentiality

            1. The Executive agrees that the products of the Company and its subsidiaries shall constitute the exclusive property of the Company and its subsidiaries. The Executive hereby assigns to the Company and its subsidiaries all of the Executive's right, title and interest, if any, pertaining to the products developed or improved upon by the Executive for the businesses that are being conducted or developed by the Company or any of its subsidiaries while employed by the Company, including any patent, trademark, trade name, copyright or other right that may pertain thereto. As used herein, "products" shall include prospective products under development during the Executive's employment with the Company.

            2. For the avoidance of doubt, all trademarks, trade names, service marks, designs, utility models, copyrights, know-how and confidential information, applications for registration of any of the foregoing and the right to apply for them in any part of the world (whether any of the foregoing shall be registered or unregistered) created or discovered or participated in by the Executive during the course of his employment with the Company or under the instructions of the Company for the businesses that are being conducted or developed by the Company or any of its subsidiaries shall be the absolute property of the Company.
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                                       -7-


            3. The Executive recognizes and acknowledges that, by reason of his employment with the Company, he may have acquired, and will acquire, information of a proprietary, confidential, or secret nature regarding the Company and its subsidiaries and their respective businesses and operations, including but not limited to, information concerning trade secrets, know-how, software, data processing systems, inventions, designs, processes, formulae, notations, improvements, financial information, business plans, prospects, referral sources, lists of suppliers and customers and other information with respect to the affairs, business, customers, agents or other business relationships of the Company and its subsidiaries, (the "Confidential Information"). The Executive shall hold in a fiduciary capacity for the benefit of the Company, all Confidential Information relating to the Company and any of its subsidiaries and their respective businesses, which shall have been obtained by the Executive during his employment by the Company. The Executive agrees that he will not, during, or for a period of three (3) years after, his employment with the Company, disclose the Confidential Information, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the provisions of this Section V.B.3 shall not apply to Confidential Information which (a) becomes or is generally available to the public (other than by acts of the Executive or his representatives); (b) becomes known to the Executive on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the Company; or (c) the Executive is required to disclose in a judicial, administrative or governmental proceeding (any such proceeding, a "Legal Proceeding"). In the event the Executive is required to disclose Confidential Information in a Legal Proceeding, the Executive shall provide the Company with prompt notice of such request so that the Company may timely seek an appropriate protective order or waive compliance with this Section V.B.3.

            C. Remedies

            The Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if the Executive breaches his obligations under this Article V. Accordingly, the Executive agrees that notwithstanding Section VII.D, the Company will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by the Executive of his obligations under this Article V in any Federal or
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                                       -8-


state court sitting in the State of New Jersey, or, at the Company's election, in any other jurisdiction in which the Executive maintains his principal residence or his principal place of business. The Executive hereby submits to the exclusive jurisdiction of all those courts, regardless of where the Executive may be resident, for the purposes of any actions or proceedings instituted by the Company to obtain that injunctive relief, and the Executive agrees that process in any or all of those actions or proceedings may be served by registered mail, addressed to the last address of the Executive known to the Company, or in any other manner authorized by law.

                                       VI.

                            TERMINATION OF EMPLOYMENT

            A. Termination Due to Death or Disability

            The Company may terminate the Executive's employment hereunder due to Disability. For purposes of this Agreement, "Disability" shall occur if the Executive is unable (other than by reason of death), in the view of the Board, to perform the duties of his occupation hereunder for at least 180 days during any twelve month period. In the event of the Executive's death or a termination of the Executive's employment by the Company due to Disability, the Executive, his estate or his legal representative, as the case may be, shall be entitled to:

            (a) any Base Salary accrued or earned but not yet paid as of the date of termination;

            (b) any bonus earned but not yet paid;

            (c) reimbursement for all out-of-pocket expenses that are reimbursable pursuant to Section IV.C and that are incurred, but not yet paid, prior to such death or Disability; and

            (d) any short- or long-term disability or death benefits provided under the Company's plans.

            B. Resignation by Executive or Termination by the Company for Cause

            (a) The Executive may resign, or the Company may terminate the Executive's employment hereunder for Cause (as
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                                       -9-


defined below) as provided in this Section VI.B. If the Executive resigns or the Company terminates the Executive's employment hereunder for Cause, the Executive shall be entitled to (i) reimbursement for all out-of-pocket expenses that are reimbursable pursuant to Section IV.D and that are incurred, but not yet paid, prior to such termination of employment; and (ii) any Base Salary and bonuses accrued or earned but not yet paid as of the date of termination. All stock options held by Executive that have not yet vested as of the date of resignation or termination shall be canceled. The Executive may exercise his vested stocks options within six (6) months of the date of resignation or termination.

            (b) If the Executive is to be terminated for Cause as provided in this Section VI.B, the Executive shall be given thirty (30) days written notice of such termination. Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the termination of the Executive's employment for Cause. The Executive shall be given the opportunity during such thirty-day period to correct such act or failure to act. Upon failure of the Executive, within such thirty-day period, to correct such act or failure to act, or to provide the Board with a corrective action plan acceptable to the Board, the Executive's employment by the Company shall automatically be terminated under this Section VI.B for Cause.

            C. Termination Without Cause or Termination for Good Reason

            The Company may terminate the Executive's employment hereunder without Cause (as defined below) and the Executive may terminate his employment hereunder for Good Reason (as defined below). If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be entitled to:

            (a) an amount equal to (x) 200% of the sum of (A) his then annual Base Salary plus (B) his bonus, if any, earned during the immediately preceding calendar year (assuming for the purposes of this paragraph that Executive's bonus for 1998 is deemed to be equal to Executive's annual Base Salary for 1998) for any termination occurring on or prior to December 31, 2001 or (y) 200% of his then annual Base Salary if such termination occurs subsequent to December 31, 2001, such payments to be paid out within
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                                      -10-


      thirty (30) days from the date of termination of employment under this
      Section VI.C;

            (b) any Base Salary accrued or earned but not yet paid as of the date of termination;

            (c) any annual bonus earned but not yet paid;

            (d) reimbursement for all out-of-pocket expenses that are reimbursable pursuant to Section IV.D and that are incurred, but not yet paid, prior to such termination of employment;

            (e) continuation of the Executive's and his dependent's health benefits, if any, at the level in effect on the date of termination through the earlier to occur of (i) twenty-four (24) months from such termination of employment or (ii) the date Executive commences employment with another entity; and

            (f) immediate vesting of Executive's stock options; Executive may exercise such options within twelve (12) months of the date of termination of employment.

            If the Executive intends to terminate his employment for Good Reason, the Executive shall give written notice to the Company which notice shall specify the particular act or acts, or failure to act, which is or are the purported basis for the termination of his employment for Good Reason. The Company shall be given the opportunity for a period of forty-five days after its receipt of such notice to correct such act or acts or failure to act. Upon failure of the Company, within such forty-five day period, to correct such act or failure to act, the Executive's employment by the Company shall automatically be terminated under this Section VI.C for Good Reason.

            For purposes of this Agreement, "Cause" means

            (i) Unauthorized use or disclosure of the confidential information or trade secrets of the Company in violation of Article V;

            (ii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

            (iii) Embezzlement or misappropriation off the assets of the Company; or

            (iv) Misconduct or gross negligence in the performance of duties assigned to the Executive under this Agreement.

            For purposes of this Agreement, "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Executive,
(a) the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive's titles or positions, as set forth and described in Article III of this Agreement; (b) the Executive suffers a reduction in the duties, responsibilities or authority associated with his titles and positions, as set forth and described in Article III of this Agreement; (c) the Executive is not appointed to, or is removed from the offices provided for in Article III of this Agreement or (d) the Executive's compensation is reduced in violation of Article IV hereof.

            D. Termination Upon Change of Control

            (i) In addition to the Executive's rights under Article VI(C) of this Agreement in the event of a Change in Control (as defined below) of the Company and the termination of the Executive's employment by Executive under this paragraph, the Executive shall be entitled to the severance compensation set forth in clauses (a)-(f) of Article VI(C) of this Agreement. The following shall constitute termination under this paragraph:

      The Executive terminates his employment under this Agreement pursuant to a written notice to that effect delivered to the Board within twelve (12) months after the occurrence of the Change in Control.

            (ii) For purposes of this paragraph, the term "Change in Control" shall mean the following occurring after the date of this Agreement:

      1. Any person or group (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), directly or indirectly, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total number of shares of Common Stock then issued and outstanding; or
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                                      -12-


      2. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in clause (g)(ii)(1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power represented by all the Common Stock then outstanding; or

      3. During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

      4. The merger or consolidation of the Company with or into another person or the merger or consolidation of another person with or into the Company, or the sale of all or substantially all the assets of the Company to another person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Common Stock are changed into or exchanged for cash, securities or property); or

      5. The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

            (iii) In the event that it is determined that any payment or distribution of any type to or for the benefit of the Executive made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount that shall fund the payment by the Executive of any Excise Tax on the Total Payments as well as all income taxes imposed on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to taxes on the Gross-Up Payment or any Excise Tax.

            (iv) All mathematical determinations and all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code) that are required to be made under this Section VI.D, including all determinations of whether a Gross-Up Payment is required, of the amount of such Gross-Up Payment and of amounts relevant to the last sentence of this Section VI.D, shall be made by the independent accounting firm of Ernst & Young LLP (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matters, both to the Company and to the Executive within seven business days of the Executive's termination date, if applicable, or such earlier time as is requested by the Company or by the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within five business days after the Determination is delivered to the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error.

            E. Other

            1. Upon any termination of the Executive's employment pursuant to this Article VI, the Executive (or, if applicable, his estate) shall immediately deliver to the Company all documents, correspondence, memoranda, notes, records, reports, plans, designs, studies and any other papers or items made or received by the Executive in connection with his employment with the Company (whether or not constituting Confidential Information) (including copies of the foregoing), and all computer equipment, disks and software, keys, credit cards, books and other property of or relating to the Company or any of its subsidiaries (including without limitation all documents prepared by the Executive or which may have come into his possession in the course of the Executive's employment hereunder including copies thereof) then in the Executive's (or if applicable, his estate's) possession.

            2. After any termination of the Executive's employment hereunder, the Executive shall not at any time thereafter represent himself as being in any way connected with or interested in the business of or employed by the Company or any of its subsidiaries, or use for trade or other purposes the name of the Company or of its subsidiaries or any name capable of confusion therewith.

            3. Upon the termination of the Executive's employment for whatever reason the Executive shall immediately be deemed to have resigned from all directorships, if any, and offices the Executive holds in the Company or any of its subsidiaries and any directorships held at the request of or on behalf of the Company or any of its subsidiaries.

                                      VII.

                            MISCELLANEOUS PROVISIONS

            A. Entire Agreement; Indemnification

            1. Except as provided in paragraph 2 below, this Agreement contains all the understandings between the parties hereto and supersedes all prior discussions and agreements between the Company, on the one hand, and the Executive, on the other hand, with respect to the subject matter hereof.

            2. On or before the Closing Date, the Executive and the Company shall enter into an indemnification agreement providing for the indemnification of the Executive by the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended.

            B. Modification; Waiver

            This Agreement may not be modified, amended or supplemented except in writing and signed by the party against whom any modification, amendment or supplement is sought. No term or condition of this Agreement may be, or will be deemed to have been, waived except in writing by the party charged with the waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

            C. Severability

            If any one or more of the provisions contained in this Agreement will be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision hereof.

            D. Legal Counsel

            The Executive and the Company acknowledge that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice in connection with the drafting, negotiation and execution of this Agreement. The Company agrees to reimburse the Executive for the reasonable fees of his legal counsel incurred in reviewing this Agreement not to exceed $10,000.

            E. Rights and Remedies Cumulative

            No right or remedy herein conferred upon the Company is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or implementation of any other appropriate right or remedy.

            F. Assignment

            This Agreement shall inure to the benefit of, and be enforceable by, the Company and its successors and assigns. This Agreement is personal to the Executive and may not be assigned by him.

            G. Governing Law

            The validity and effects of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to its principles of conflicts of laws.

            H. Survivorship

            The respective rights and obligations of the parties hereunder that specifically provide for such survival shall survive any termination of this Agreement and the Executive's Stated Term of Employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

            I. Notice

            Any notice or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, by hand delivery (including courier services), or by telex or telecopier, as follows:

            If to the Company:

            ANADIGICS, INC.
            33 Technology Drive
            Warren, NJ 07059
            Telecopy: 908-668-5068
            Attention: Board of Directors

            with copies to:

            Stephen A. Greene, Esq.
            Cahill Gordon & Reindel
            80 Pine Street
            New York, New York 10005
            Telecopy: 2l2-269-5420

            If to the Executive:

            Mr. Bamdad (Bami) Bastani
            4254 Quail Run Drive
            Danville, CA 94506
            Telecopy: 925-736-5770

            with a copy to:

            Daniel Niehans, Esq.
            Gunderson Dettmer
            155 Constitution Drive
            Menlo Park, CA 94025
            Telecopy: 650-321-2800

            Any notice or communication shall be deemed given or made (i) when delivered by hand (or courier service), (ii) when mailed, five business days after being deposited in the mail, postage prepaid, sent by certified mail, return receipt requested, (iii) when telexed, answer-back received and (iv) when telecopied, receipt acknowledged.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto set his hand as of the day and year first above written.

                                        ANADIGICS, INC.


                                        By: /s/ Ronald Rosenzweig
                                            ------------------------------------
                                            Name:
                                            Title:


                                        /s/ Bamdad Bastani
                                        ----------------------------------------
                                        Bamdad (Bami) Bastani

                                                                       Exhibit A

                             Stock Option Agreement

                                                                         Annex A

                                     Options

            As of the Closing Date Executive shall be granted non-qualified options for the purchase of 450,000 shares of Common Stock of the Company at an exercise price equal to the last reported sales price of the Company's Common Stock on the NASDAQ National Market on the business day immediately prior to the Closing Date. The Options shall have a term of 10 years and shall become exercisable over a period of three years from the Closing Date: 150,000 shares on the first anniversary of the Closing Date; 150,000 shares on the second anniversary of the Closing Date; and 150,000 shares on the third anniversary of the Closing Date.

                        Amendment to Employment Agreement

                                For Bami Bastani

Section II F.3. Relocation Expenses

3. Mortgage or residence costs (not to exceed $6,000 per month) on the Executive's California residence shall be covered until the end of July 1999.


/s/ Bami Bastani                                /s/ Lewis Solomon
------------------------------------            --------------------------------
Bami Bastani                                    Lewis Solomon
Date: 3/11/99                                   Date: 2/10/99